Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-232595, 333-224886, 333-228335, 333-98841, 333-133963, 333-160377, 333-175696, 333-187998, 333-188002, 333-203728, and 333-218080 on Form S-8 of our reports dated February 20, 2020, relating to the financial statements of Westwood Holdings Group, Inc. and the effectiveness of Westwood Holdings Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP
Dallas, Texas
February 20, 2019